EX-99.j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-1A of Delaware VIP Trust of our reports dated February 27, 2026, relating to the financial statements and financial highlights of Nomura VIP Emerging Markets Series, Nomura VIP Fund for Income Series, Nomura VIP Growth and Income Series, Nomura VIP Growth Equity Series, Nomura VIP Investment Grade Series, Nomura VIP Limited Duration Bond Series, Nomura VIP Opportunity Series, Nomura VIP Small Cap Value Series and Nomura VIP Total Return Series, which appear in Delaware VIP Trust’s Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2025.

We also consent to the incorporation by reference in the Registration Statement on Form N-1A of Ivy Variable Insurance Portfolios of our reports dated February 27, 2026, relating to the financial statements and financial highlights of Nomura VIP Asset Strategy Series, Nomura VIP Balanced Series, Nomura VIP Core Equity Series, Nomura VIP Corporate Bond Series, Nomura VIP Energy Series, Nomura VIP Global Growth Series, Nomura VIP Growth Series, Nomura VIP High Income Series, Nomura VIP International Core Equity Series, Nomura VIP Limited-Term Bond Series, Nomura VIP Mid Cap Growth Series, Nomura VIP Natural Resources Series, Nomura VIP Pathfinder Aggressive Series, Nomura VIP Pathfinder Conservative Series, Nomura VIP Pathfinder Moderate Series, Nomura VIP Pathfinder Moderate - Managed Volatility Series, Nomura VIP Pathfinder Moderately Aggressive Series, Nomura VIP Pathfinder Moderately Aggressive - Managed Volatility Series, Nomura VIP Pathfinder Moderately Conservative Series, Nomura VIP Pathfinder Moderately Conservative - Managed Volatility Series, Nomura VIP Science and Technology Series, Nomura VIP Small Cap Growth Series, Nomura VIP Smid Cap Core Series and Nomura VIP Value Series, which appear in Ivy Variable Insurance Portfolios’ Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2025.

We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 29, 2026